                                                                     EXHIBIT 3.2



                                    BYLAWS

                                      OF

                             WHITTAKER CORPORATION

                                   * * * * *


                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The address of the registered office in the State of Delaware shall be 229 South State Street, Dover, County of Kent, Delaware 19901, and the name of its registered agent at such address is The Prentice-Hall Corporation Systems, Inc.

     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

     Section 3. Books. The books of the corporation may be kept within or without of the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the board of directors (or the chairman in the absence of a designation by the board of directors).

     Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1987, shall be held to elect a class of the board of directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of stockholders may be called by the board of directors or the chairman of the board of directors, the president or the secretary of the corporation and shall be called by the secretary of the corporation at the request in writing of holders of not less than 10% of the total voting power of all outstanding securities of the corporation then entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4.  Notice of Meetings and Adjourned Meetings; Waiver of Notice.
(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware law, the presence, in person or by proxy, of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

      Section 6. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding security of the corporation entitled to vote held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the corporation present, in person or by proxy, at a meeting of stockholders and then entitled to vote on the subject matter shall be the act of the stockholders.

      (b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

      Section 7. Action by Consent. Unless otherwise restricted by the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding securities of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all securities entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 8. Organization. At each meeting of stockholders, the chairman of the board, if one shall have been elected, (or in his absence or if one shall not have been elected, the president) shall act as chairman of the meeting. The secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of the board of directors.

     Section 2.  Number, Election and Term of Office.  (a) The number of
                 -----------------------------------
directors which shall constitute the whole board shall be fixed from time to time by resolution of the board of directors but shall not be less than five nor more than twelve. Each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal.

     (b) No person may stand for election to, or be elected to, the board of directors or be appointed by the directors to fill a vacancy on the board of directors who is 70 years of age or older, who shall have made, or be making, improper or unlawful use of the corporation's confidential information, or who has interests which conflict materially with the interests of the corporation. Directors need not be stockholders.

     Section 3. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of not less than a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the board of directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 4. Time and Place of Meetings. The board of directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the board of directors (or the chairman in the absence of a determination by the board of directors).

      Section 5. Annual Meeting. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the board of directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in
Section 7 of this Article III or in a waiver of notice thereof.

      Section 6. Regular Meetings. Regular meetings of the board of directors shall be held without notice at the corporation's executive office or at such other place as the board of directors may designate on the fourth Friday of each fiscal month of the corporation's fiscal year at 9:00 a.m., local time; provided, however, that should said day fall upon a legal holiday, then said meeting shall be held at the same time and place on the next Friday thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby dispensed with.

      Section 7. Special meetings. Special meetings of the board of directors may be called by the chairman of the board, the president, the secretary or by any two directors. Notice of special meetings of the board of directors shall be given to each director in such manner as is determined by the board of directors at least 48 hours before the date of the meeting.

      Section 8. Committees. (a) The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee, a compensation and stock option committee, an audit committee and one or more other committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and unless the resolution of the board of directors or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     (b) The executive committee shall be the committee of the board of directors, if one be appointed, to which is delegated substantially all of the delegated power and authority of the board of other than the powers that it is contemplated by these bylaws may be delegated to the compensation and stock option committee and audit committee. Unless the board of directors shall otherwise provide, special meetings of the executive committee shall be held at the principal executive office of the corporation or at any place which has been designated from time to time by resolution of the executive committee or by the written consent of all members thereof, and may be called by the chairman of the board, the president, the secretary or any two members thereof; vacancies in the membership of the executive committee may be filled by the board of directors; three members of the executive committee or such lesser number of members as shall represent a majority of the members of the executive committee then in office shall constitute a quorum for the transaction of business.

     (c) The compensation and stock option committee shall be the committee of the board of directors, if one be appointed, to which is delegated a substantial portion of the powers and authority of the board with respect to the remuneration of executive officers and employees of the corporation. The compensation and stock option committee shall be composed exclusively of directors who are not executive officers or employees of the corporation.
Unless the board of directors shall otherwise provide: regular meetings of the compensation and stock option committee, notice of which is hereby dispensed with, shall be held, without call, at the same place and on the same date as each meeting of the board of directors but at a time one hour preceding the commencement of the meeting of the board of directors; special meetings of the compensation and stock option committee shall be held at the principal executive office of the corporation or at any place which has been designated from time to time by resolution of the compensation and stock option committee or by written consent of all members thereof, and may be called by the chairman of the compensation and stock option committee, the chairman of the board of directors, the secretary or any two members of the compensation and stock option committee; three members of the compensation and stock option committee or such lesser number of members as shall represent a majority of the members of the compensation and stock option committee then in office shall constitute a quorum for the transaction of business.

          (d) The audit committee shall be the committee of the board of directors, if one be appointed, to which is delegated a substantial portion of the powers and authority of the board with respect to auditing and accounting matters including review of the performance of the corporation's independent and internal auditors, the scope of audit procedures, and the corporation's accounting practices. The audit committee shall be composed exclusively of directors who are not executive officers or employees of the corporation. Unless the board of directors shall otherwise provide, regular meetings of the audit committee, notice of which is hereby dispensed with, shall be held, without call, at the same place and on the same date as the meetings of the board of directors scheduled in fiscal February, May, August and December but at a time one hour preceding the commencement of the meeting of the board of directors; special meetings of the audit committee shall be held at the principal executive office of the corporation or at any place which has been designated from time to time by resolution of the audit committee or by the written consent of all members thereof, and may be called by the chairman of the audit committee, the chairman of the board of directors, the secretary or any two members of the audit committee; three members of the audit committee or such lesser number of members as shall represent a majority of the members of the audit committee then in office shall constitute a quorum for the transaction of business.

          Section 9. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

          Section 10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section 11. Resignation. Any director may resign at any time by giving written notice to the board of directors or to the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 12. Vacancies. Unless otherwise restricted by the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until such director's successor has been duly elected and qualified or until such director's earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in filling of other vacancies.

          Section 13. Removal. Any director or the entire board of directors may be removed, only for cause, at any time by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation entitled to vote.

          Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses, provided, however, that no such compensation, fees or expenses shall be paid to directors who are also employees of the corporation.

          Section 15. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions adopted by the board of directors pursuant to the certificate of incorporation applicable thereto, and such directors so elected shall not be subject to the provisions of Sections 2, 12 and 13 of this Article III unless otherwise provided therein.

                                  ARTICLE IV

                                   OFFICERS

          Section 1. Principal Officers. The principal officers of the corporation shall be a chairman of the board of directors, a president, one or more vice presidents, a treasurer and a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The corporation may also have such other principal officers, including one or more controllers, as the board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chairman of the board and secretary.

          Section 2. Election, Term of Office and Remuneration. The principal officers of the corporation shall be elected annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the corporation shall be fixed by the board of directors. Any vacancy in any office shall be filled in such manner as the board of directors shall determine.

     Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the corporation may have one or more assistant treasurers and assistant secretaries and such other subordinate officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period as the board of directors may from time to time determine. The board of directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the board of directors.

     Section 5. Resignations. Any officer may resign at any time by giving written notice to the board of directors (or to a principal officer if the board of directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice) unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. Powers and Duties. The board of directors may designate an officer as the chief executive officer. The chief executive officer shall, subject to the direction and control of the board of directors, be the general manager of, and supervise and direct, the business and affairs of the corporation and the conduct of the officers of the corporation. The other officers of the corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the board of directors or the chief executive officer.

                                   ARTICLE V

                              GENERAL PROVISIONS

     Section 1. Fixing the Record Date. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the board of directors may fix a new record date for the adjourned meeting.

     (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          Section 2. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation, which dividends may be paid either in cash, securities of the corporation or other property.

          Section 3. Fiscal Year. The fiscal year of the corporation shall end on the Sunday nearest October 31st of each year.

          Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

          Section 5. Voting of Stock Owned by the Corporation. The board of directors may authorize any person, on behalf of the corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this corporation) in which the corporation may hold stock.

                                      12

                            CERTIFICATE OF ADOPTION
                                       OF
                                  RESOLUTIONS
                                       BY
                             THE BOARD OF DIRECTORS
                                       OF
                             WHITTAKER CORPORATION
                             ---------------------


     WHEREAS, Article SIXTH, paragraph (a) of the Restated Certificate of Incorporation, as amended, of this corporation grants to the directors the concurrent power with the stockholders to adopt, amend or repeal the bylaws of this corporation; and

     WHEREAS, Article IV, Section 1 of the Bylaws of this corporation specifies, among other things, the principal officers of this corporation;

     RESOLVED, that Article IV, Section 1 of the Bylaws of this corporation, designating the principal officers of the corporation, be amended by striking out "a chairman of the board of directors,";

     RESOLVED FURTHER, that Article III of the Bylaws of this corporation is amended by adding at the end thereof the following:

     "Section 16. Chairman of the Board of Directors. The board of directors shall elect one of the directors as chairman of the board of directors, who shall preside at all meetings of the board of directors at which he is present and shall have such authority and shall perform such duties as may be specified in the bylaws of this corporation. The board of directors may specify other powers and duties for the chairman of the board of directors, which are not inconsistent with the Bylaws of the corporation."


                              * * * * * * * * * *


     I, Lynne M. O. Brickner, do hereby certify that I am the duly elected and acting Secretary of Whittaker Corporation; that the foregoing is a full, true and correct copy of the resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held on September 30, 1994, at which meeting a quorum of said Board was at all times present and acting and that said Board resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

Dated:   June 25, 1997


                                  /s/ Lynne M. O. Brickner
                              -------------------------------
                                      Lynne M. O. Brickner
                                          Secretary

                            CERTIFICATE OF ADOPTION
                                       OF
                                  RESOLUTIONS
                                       BY
                             THE BOARD OF DIRECTORS
                                       OF
                             WHITTAKER CORPORATION
                             ---------------------


     WHEREAS, the Board of Directors is authorized to amend the Bylaws of this corporation.

     NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 2(b) of the Bylaws of this corporation be, and hereby is, amended in its entirety to read as follows:

     "No person may stand for election to, or be elected to, the board of directors or be appointed by the directors to fill a vacancy on the board of directors who is 72 years of age or older, who shall have made, or be making, improper or unlawful use of the corporation's confidential information, or who has interests which conflict materially with the interests of the corporation. Directors need not be stockholders."

                              * * * * * * * * * *


     I, Lynne M. O. Brickner, do hereby certify that I am the duly elected and acting Secretary of Whittaker Corporation; that the foregoing is a full, true and correct copy of the resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held on December 16, 1996, at which meeting a quorum of said Board was at all times present and acting and that said Board resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

Dated:   December 18, 1996


                                  /s/ Lynne M. O. Brickner
                              -------------------------------
                                      Lynne M. O. Brickner
                                          Secretary

                            CERTIFICATE OF ADOPTION
                                       OF
                                  RESOLUTIONS
                                       BY
                             THE BOARD OF DIRECTORS
                                       OF
                             WHITTAKER CORPORATION
                             ---------------------


     WHEREAS, Article SIXTH, paragraph (a) of the Restated Certificate of Incorporation, as amended, of this corporation grants to the directors of the corporation the power to adopt, amend or repeal the bylaws of this corporation;

     RESOLVED, that Article III of the Bylaws of this corporation is amended by adding at the end thereof the following:

     "Section 17. Vice Chairman of the Board of Directors. The board of directors shall elect one of the directors as vice chairman of the board of directors, who shall have such authority and shall perform such duties as may be specified in the bylaws of this corporation. The board of directors may specify other powers and duties for the vice chairman of the board of directors, which are not inconsistent with the Bylaws of the corporation."


                              * * * * * * * * * *


     I, Lynne M. O. Brickner, do hereby certify that I am the duly elected and acting Secretary of Whittaker Corporation; that the foregoing is a full, true and correct copy of the resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held on May 30, 1997, at which meeting a quorum of said Board was at all times present and acting and that said Board resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

Dated:   June 25, 1997


                                  /s/ Lynne M. O. Brickner
                              -------------------------------
                                      Lynne M. O. Brickner
                                          Secretary